EXHIBIT 99.1

SPACEHAB, Inc.
12130 Highway 3, Bldg. 1
Webster, Texas 77598-1504
1.713.558.5000
fax: 1.713.558.5960
www.spacehab.com

FOR IMMEDIATE RELEASE

SPACEHAB REPORTS FINANCIAL RESULTS FOR FIRST QUARTER FISCAL YEAR 2007

Houston, Texas, November 7, 2006 — SPACEHAB, Incorporated (NASDAQ: SPAB), a leading provider of commercial space services, today announced financial results for the first quarter ended September 30, 2006 of its fiscal year 2007.

First Quarter Results

SPACEHAB posted a first quarter fiscal 2007 net loss of $32,000, or $0.00 per share, on revenue of $14.9 million compared with a first quarter fiscal 2006 net loss of $1.9 million, or $0.15 per share, on revenue of $12.0 million.

“During the quarter we completed work on the STS-121 space shuttle mission, and we continued the processing of our cargo module and pallet for two additional space shuttle missions to the International Space Station, STS-116 due to launch in December and STS-118 set for a June 2007 liftoff,” stated Michael E. Kearney, SPACEHAB President and Chief Executive Officer. “Our Astrotech operations, however, saw schedule delays affecting the processing or launch of three spacecraft during the quarter, deferring revenue and operating margins into later periods. We anticipate recognizing these revenues in the next two quarters according to revised launch manifests.”

Subsequent to quarter end, the Company completed the sale of its retail and internet business, The Space Store, to a private investor, and concluded the sale of its Destiny module mockup to the Seattle Museum of Flight. Kearney added, “These divestitures will help our team focus on core competencies of spaceflight operations, spacecraft processing, and government configuration management services.”

Liquidity

On September 30, 2006 SPACEHAB’s cash and short-term investments were approximately $9.8 million, and working capital was $4.3 million. As of September 30, 2006 SPACEHAB carried a contract backlog of $46.6 million which represents the expected value of contractually-committed work, portions of which are subject to the space shuttle’s launch schedule or future government funding decisions.

Update of Ongoing Operations

SPACEHAB reported that its Chairman, Dr. Shelley Harrison, and Director James R. Thompson have opted not to stand for reelection to the Company’s Board of Directors at our next Annual Meeting of Shareholders scheduled for December 12, 2006. Kearney added, “For over two decades, Shelley has been instrumental in the development and management of SPACEHAB, funding initiatives through the organization of private equity and debt and public financings amounting to approximately $200 million. Since 1993 J.R. has brought to the table his expansive knowledge and insight into NASA and the aerospace industry. They have been leaders and staunch supporters of our vibrant vision, and their wisdom will be missed.”

Mr. Myron Goins, President of TekHarbor Ltd., has been added to the Company’s proposed slate. “Mr. Goins comes with new perspective and skills that will be useful to our team. I expect that with these recent changes to our Board, along with a dedicated management team attentive to the desires of the space-faring community, we will see a refining of our business strategy and a renewed emphasis in establishing shareholder value,” concluded Kearney.

In SPACEHAB’s various business sectors, the Company remained focused on delivering with excellence on its contracts. The SPACEHAB Flight Services group efficiently worked three space shuttle missions in queue. The STS-121 space shuttle flight, a cargo delivery and space station maintenance mission that launched and landed during the quarter, housed SPACEHAB’s Integrated Cargo Carrier, which ferried essential spare parts used in ISS construction and operation.

Processing for the STS-116 mission continued in earnest as the Company prepared to deliver its Logistics Single Module and ICC during the second fiscal quarter for a December 7, 2006 liftoff. The module will transport approximately 5,800 pounds of cargo and research payloads, while the ICC will carry several space station components, such as seventeen Russian Service Module debris panels and a Department of Defense payload. Integration activities also continued for the STS-118 mission currently scheduled for a late June 2006 launch.

The Astrotech team at Sea Launch celebrated the successful liftoff of the KoreaSat 5 spacecraft. The Company also received two new contracts during the quarter; an indefinite-delivery, indefinite-quantity (ID/IQ) contract not to exceed $9.5 million for payload processing support on several NASA spacecraft, and a $1.6 million award from The Boeing Company to support the U.S. Defense Advanced Research Projects Agency Orbital Express mission. Subsequent to quarter end, Astrotech was awarded a contract for the development of a new $20 million processing facility for the Government to be constructed at its Vandenberg Air Force Base location.

Along with the stellar performance by the Company’s Government Services personnel on their space station program management activities, temporary work began utilizing these core competencies in support of NASA’s Constellation Program and the recently awarded Crew Exploration Vehicle initiative. The Company is looking to expand its configuration and data management services to these programs on a permanent basis.

Conference Call

SPACEHAB will host a conference call at 10:00 a.m. Central time following the earnings release. During the call management will discuss the Company’s first quarter 2007 financial results as well as other recent and potential future developments relating to SPACEHAB. To participate on the call please dial 800.263.8506 (domestic calls) or 719.457.2681 (international calls). A taped replay will be available following the conference call until 11:59 p.m. Eastern time on November 8, 2006 at 888.203.1112 (domestic calls) or 719.457.0820 (international calls) via access code 3354009. To hear a replay of the call via the Internet, visit the Investor Information section of the SPACEHAB website at www.spacehab.com. This audio archived webcast of the conference call is available on the Company website for approximately one year.

Annual Shareholders Meeting

SPACEHAB’s Annual Meeting of Shareholders is scheduled for December 12, 2006 at 10:00 a.m. Central time. The meeting will be held at SPACEHAB’s corporate office located at 12130 Highway 3, Building 1, Webster, TX 77598.

About SPACEHAB, Incorporated

Incorporated in 1984, SPACEHAB (www.spacehab.com) is a leading provider of commercial space products and services to NASA, international space agencies, Department of Defense, and private customers worldwide. The Company offers end-to-end space access solutions, space systems development, mission integration and pre-launch processing facilities and services, and large-scale government program support services. From securing a spaceflight opportunity and facilitating the integration of spacecraft and payloads for launch, to developing human habitats, supplying the International Space Station, and coordinating the transport and operation of cargo and experiments to and from orbit, SPACEHAB clearly demonstrates that “We Mean Business in Space.”

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Kimberly Campbell

Vice President

Corporate Marketing and Communications

SPACEHAB, Inc.

713.558.5049

campbell@spacehab.com

Tables follow

SPACEHAB, INCORPORATED AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except share data)

	Three Months
	Ended September 30,
	2006	2005
Revenue	$14,898	$11,985
Costs of revenue	11,133	10,212
Gross profit	3,765	1,773
Operating expenses
Selling, general and administrative	2,687	2,280
Research and development	192	78
Total operating expenses	2,879	2,358
Income (loss) from operations	886	(585)
Interest expense	(1,080)	(1,408)
Interest and other income, net	162	109
Loss before income taxes	(32)	(1,884)
Income tax expense	-	(32)
Net loss	$(32)	$(1,916)
Loss per share:
Net loss per share — basic	$(0.00)	$(0.15)
Shares used in computing net loss per share — basic	12,860,810	12,671,576
Net loss per share — diluted	$(0.00)	$(0.15)
Shares used in computing net loss per share — diluted	12,860,810	12,671,576

Condensed Consolidated Balance Sheets (In thousands)	September 30,	June 30,
	2006	2006
ASSETS	(unaudited)

Cash and cash equivalents	$9,793	$6,317
Accounts receivable, net	12,913	11,379
Prepaid expenses and other current assets	3,172	2,979
Total current assets	25,878	20,675
Property and equipment, net of accumulated depreciation and amortization of $52,082 and $50,620, respectively	60,246	61,637
Other assets, net	3,035	3,138
Total assets	$89,159	$85,450
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$21,540	$17,922
Long-term liabilities	64,727	64,719
Stockholders’ equity	2,892	2,809
Total liabilities and stockholders’ equity	$89,159	$85,450

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